SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2006



                                  TELYNX, INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                           0-19726               94-3022377
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(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)          Identification No.)



  13520 Rye Street, Suite 105, Sherman Oaks, California           91423
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       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (310) 857-6736


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers, Election of Directors,
Appointment of Principal Officers

Effective March 15th, 2006, Mr. Paul Mataras resigned as President/CEO of Telynx, Inc. and as a Director of the Board.

On March 15th, 2006 at an emergency shareholders meeting, Mr. Talieh Safadi and Ms. Beth Ochoa were elected to the Board of Directors. Mr. Safadi will serve as the interim President until a new one is appointed, and Ms. Ochoa will serve as Chief Financial Officer and Secretary.

Mr. Safadi is 32 years old and is a graduate of the University Of Southern California. He was appointed to the Board for a one year term. Mr. Safadi is an entrepreneur and filmmaker. Mr. Safadi controls 45,000 preferred shares of the company.

Ms. Ochoa is 51 years old and holds an undergraduate degree from San Diego State University and a Law degree from the University of LaVerne. She was appointed to the Board for a one year term. Ms. Ochoa has been practicing Law in California since 1997.

Item 9.01 - Financial Statements and Exhibits.

(d)         Exhibits

99.1 A copy of the Telynx, Inc. press release announcing the new Board is attached hereto.


                                            TELYNX, INC
                                            (Registrant)


Date: March 20, 2006
                                               /s/ Talieh Safadi
                                               ------------------------------
                                               Talieh Safadi, Interim President




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